Exhibit 99.1
Dear CNB Financial Corp. Shareholder:

During the second quarter of 2007, CNB Financial Corp. developed new products and services to better meet the needs of customers, completed the formation of a new advisory board, focused on initiatives to address the challenges of the interest rate environment and registered significant growth in loans, deposits and total assets.

Total assets grew to $292.5 million on June 30, 2007, 4% higher than the $281.4 million level at December 31, 2006.  This growth was driven by a 7% increase in total loans which reached $214.5 million on June 30, 2007.

Total deposits have grown by 8% since December 31, 2006, reaching a level of $207.3 million on June 30, 2007.  The growth in deposits was fueled by the introduction of the Commonwealth Choice Account in early April of this year.  This account is a high-interest rate savings account for personal banking and commercial customers and has helped us meet the challenges of the current interest rate environment by reducing high cost deposit balances and increasing the balances of lower cost deposits. We will continue to explore new products and services that will help us stay competitive, reduce our relative interest costs and bring in new business during these market conditions.  We are happy to report that the two new branches opened during 2006 are contributing significantly to our overall deposit growth and personalized customer service.

Strategies adopted during the quarter, including the introduction of the Commonwealth Choice Account mentioned above, acted to mitigate the effect of the difficult interest rate environment as evidenced by the net interest margin which declined by merely one basis point to 3.03% compared to the 3.04% registered during the first quarter of 2007.  The resulting net interest income equaled $2.1 million for the quarter, which increased slightly from the prior quarter. For the first six months of the year, net interest income equaled $4.1 million, compared to the $4.3 million amount recorded during the same period of 2006.

Operating expenses (alternatively known as non-interest expense) equaled $2.1 million in the second quarter of 2007, an increase of 9% as compared to the same period of 2006.  On a year to date basis, operating expenses have increased 10% since 2006.  The increases are primarily attributable to the opening of two new branches during the latter part of 2006, expansion of the operations department facility and increased FDIC deposit insurance premium costs.

Net income equaled $81,000 and $140,000 for the three and six-month period ending June 30, 2007, respectively, compared to $129,000 and $346,000 for the same periods of 2006.  Net income per basic and diluted share for the quarter ended June 30, 2007 totaled $.04 compared to $.06 for the same period of 2006.  On a year-to-date basis, net income per basic and diluted share totaled $.06 compared to $.16 for the same period of last year.

One initiative under development is our new Remote Deposit Capture (RDC) product, which we are preparing to launch next month. This product will help us expand our geographic territory without the expense of physical branches as well as offer significant convenience to our clients, allowing them to make same-day deposits without having to travel to a branch.

During the quarter we also completed the formation of our new advisory board. Comprised of almost fifty business and community leaders from the greater Worcester area, the board will help us in our marketing efforts by proposing new ideas for generating business as well as referring associates and contacts to CNB. We held our first meeting in June and look forward to many more productive sessions focused on new marketing strategies and product ideas to further enhance customer service and tap into new business markets in the future.

Finally, we engaged a new auditing firm, Wolf & Company, P.C., one of the largest regional certified public accounting and business consulting firms in the Northeast, as our independent auditor.  Wolf & Company has a stellar reputation and we are very pleased to have them on board.

As we look ahead, we are prepared to continuously address the market challenges until the rate environment begins to turn around. As always, we will keep you informed of our new programs, technology, and customer service enhancements.

Sincerely,

Charles R. Valade
President and CEO

Cary J. Corkin
Chairman of Board

Consolidated Balance Sheets (Unaudited)

ASSETS	June 30,	December 31,	June 30,
	2007	2006	2007

Cash and Cash Equivalents	$13,418,000	$6,736,000	$18,316,000
Investment Securities Available-for-Sale, (amortized cost of $48,339,000 as of June 30, 2007, $54,808,000 as of December 31, 2006) and $54,821,000 as of June 30, 2006) (Note 4)	47,750,000	54,582,000	53,649,000
Investment Securities Held-to-Maturity, (fair value of $9,910,000 as of June 30, 2007, $12,450,000 as of December 31, 2006 and $12,330,000 as of June 30, 2006) (Note 4)	10,050,000	12,513,000	12,598,000
Federal Reserve Bank Stock	736,000	700,000	682,000
Federal Home Loan Bank Stock	3,052,000	3,070,000	2,530,000

Loans	214,470,000	200,668,000	196,681,000
Less: Allowance for Loan Losses	(2,773,000)	(2,807,000)	(2,765,000)
Loans, Net	211,697,000	197,861,000	193,916,000

Premises and Equipment, Net	2,487,000	2,521,000	2,017,000
Accrued Interest Receivable	1,140,000	1,297,000	1,119,000
Deferred Tax Asset	1,818,000	1,553,000	2,080,000
Prepaid Expenses and Other Assets	361,000	531,000	408,000
	$292,509,000	$281,364,000	$287,315,000
LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits	$207,347,000	$191,807,000	$210,447,000
Federal Home Loan Bank Advances	48,000,000	52,250,000	49,500,000
Federal Funds Purchased	-	500,000	-
Subordinated Debentures	7,732,000	7,732,000	7,732,000
Securities Under Agreement to Repurchase	6,860,000	5,946,000	-
Accrued Expenses and Other Liabilities	2,383,000	2,958,000	2,114,000
Total Liabilities:	272,322,000	261,193,000	269,793,000

Commitments and Contingencies (Note 8)
Temporary Stockholders’ Equity (Note 6)	-	-	164,000

Stockholders' Equity:
Common Stock
Par Value: $1.00
Shares Authorized: 10,000,000 as of June 30, 2007, December 31, 2006 and June 30, 2006
Issued and Outstanding: 2,283,000 as of June 30, 2007, December 31, 2006 and 2,128,000 as of June 30, 2006	2,283,000	2,283,000	2,113,000
Additional Paid-in Capital	20,240,000	20,154,000	18,378,000
Accumulated Deficit	(2,011,000)	(2,151,000)	(2,441,000)
Accumulated Other Comprehensive Loss net of taxes	(325,000)	(115,000)	(692,000)
Total Stockholders' Equity	20,187,000	20,171,000	17,358,000
	$292,509,000	$281,364,000	$287,315,000

Refer to the Company’s 10-QSBs dated June 30, 2007 and June 30, 2006 for the accompanying notes which are an integral part of these consolidated statements.

Consolidated Statements of Income (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Interest and Dividend Income:
Interest and Fees on Loans	$3,896,000	$3,438,000	$7,648,000	$6,609,000
Interest and Dividends on Investments	830,000	691,000	1,694,000	1,326,000

Total Interest and Dividend Income	4,726,000	4,129,000	9,342,000	7,935,000

Interest Expense:
Interest Expense on Deposits	1,836,000	1,510,000	3,521,000	2,742,000
Interest Expense on Borrowings	814,000	518,000	1,710,000	925,000

Total Interest Expense	2,650,000	2,028,000	5,231,000	3,667,000

Net Interest Income	2,076,000	2,101,000	4,111,000	4,268,000

Provision for Loan Losses	-	80,000	30,000	164,000

Net Interest Income, After Provision for Loan Losses	2,076,000	2,021,000	4,081,000	4,104,000

Other Income:
Fees on Deposit Accounts	53,000	53,000	103,000	105,000
Loan Related Fees	37,000	41,000	78,000	75,000
Other	26,000	27,000	54,000	59,000
Total Other Income	116,000	121,000	235,000	239,000

Operating Expense:
Employee Compensation and Benefits	1,106,000	1,039,000	2,196,000	2,042,000
Occupancy and Equipment	344,000	263,000	698,000	527,000
Professional Fees	183,000	156,000	323,000	322,000
Marketing and Public Relations	95,000	120,000	187,000	240,000
Data Processing Expense	109,000	96,000	233,000	186,000
Other General and Administrative Expenses	232,000	217,000	461,000	400,000
Total Operating Expense	2,069,000	1,891,000	4,098,000	3,717,000

Income Before Taxes	123,000	251,000	218,000	626,000

Provision for Income Taxes	42,000	122,000	78,000	280,000
Net Income	$81,000	$129,000	$140,000	$346,000

Net Income per Basic Share	$0.04	$0.06	$0.06	$0.16
Net Income per Diluted Share	$0.04	$0.06	$0.06	$0.16

Weighted Average Shares - Basic	2,283,000	2,122,000	2,283,000	2,118,000
Weighted Average Shares - Diluted	2,294,000	2,208,000	2,303,000	2,197,000

Refer to the Company’s 10-QSBs dated June 30, 2007 and June 30, 2006 for the accompanying notes which are an integral part of these consolidated statements.